UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2009
Date of Report (Date of earliest event reported)

THE CUSTOM RESTAURANT & HOSPITALITY GROUP, INC.
(Exact name of registrant as specified in its charter)

339 N. Highway 101
Solana Beach, CA 92075
(Address of Principal Executive Offices)

Tel: (888) 786-2134
(Registrant’s Telephone Number)

Nevada	333-129664	98-0470356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The Custom Restaurant & Hospitality Group, Inc., a Nevada corporation (the “Company”) is announcing pursuant to this Form 8-K, that it has signed a non-binding letter of intent to acquire certain assets and assumptions of certain liabilities of Millie’s, Inc., a California corporation (“Millie’s”).  The Company plans to acquire certain assets and assumptions of certain liabilities through an asset purchase transaction, which is subject to satisfactory completion of a due diligence review which is currently underway. There can be no assurance that any definitive agreement will be entered into, that any proposed transaction will be approved by Millie’s or that any transaction will be completed as a result of the execution of the letter of intent.

Millie’s owns and operates a chain of casual dining restaurants, throughout Southern California, known as Millie's Restaurants.   Millie’s Restaurants offer down-home southern favorites such as fired chicken and other comfort-foods staples.  Millie’s has a strong following among diners who appreciate reasonably priced country-style menu favorites.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CUSTOM RESTAURANT & HOSPITALITY GROUP, INC.

Dated: July 23, 2009	By:	/s/ Robert L. Jennings
Robert L. Jennings, President